UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2020

ACCURAY INCORPORATED

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace

Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 3, 2020, Accuray Incorporated (the “Company”) entered into (i) an amendment (the “Revolving Loan Amendment”) to its credit and security agreement dated as of June 14, 2017, as previously amended and modified (as further amended and modified, the “Revolving Credit Agreement”), by and among the Company, as borrower, TomoTherapy Incorporated, a direct, wholly-owned subsidiary of the Company, as borrower (together with the Company, the “Borrowers”), any additional borrower that may be added thereto, Midcap Funding IV Trust (as successor by assignment from MidCap Funding X Trust, as successor by assignment from MidCap Funding IV Trust, as successor by assignment from MidCap Financial Trust), individually as a lender and as agent, and the other lenders from time to time parties thereto and (ii) an amendment (the “Term Loan Amendment,” and together with the Revolving Loan Amendment, the “Amendments”) to its credit and security agreement dated as of December 15, 2017, as previously amended and modified (as further amended and modified, the “Term Loan Agreement”), by and among the Borrowers, any additional borrower that may be added thereto, MidCap Financial Trust, individually as agent, and the lenders from time to time parties thereto.

The Term Loan Amendment amended the Term Loan Agreement and the Revolving Loan Amendment amended the Revolving Credit Agreement to, among other things, modify certain financial covenant requirements.

The foregoing summary of the terms of the Amendments do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendments, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended June 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: July 9, 2020	By:	/s/ Jesse Chew
Jesse Chew
Senior Vice President & General Counsel

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